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                                                                   EXHIBIT 12.01

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                 SALEM COMMUNICATIONS CORPORATION
                                           -------------------------------------------------------------------------------

                                                                       YEAR ENDED DECEMBER 31
                                           -------------------------------------------------------------------------------
                                             1996             1997              1998              1999              2000
                                           --------         --------          --------          --------          --------
Pretax income (loss) from
  continuing operations...............     $ 19,408         $ (1,086)         $ (1,924)         $ (6,086)         $ 18,292
Interest expense......................        7,361           12,706            15,941            14,219            17,452
Interest portion of rent expense......        1,274            1,601             1,615             2,000             2,467
                                           --------         --------          --------          --------          --------
     Earnings.........................     $ 28,043         $ 13,221          $ 15,632          $ 10,133          $ 38,211
                                           ========         ========          ========          ========          ========

Interest expense......................     $  7,361         $ 12,706          $ 15,941          $ 14,219          $ 17,452
Interest portion of rent expense......        1,274            1,601             1,615             2,000             2,467
                                           --------         --------          --------          --------          --------
    Fixed Charges.....................     $  8,635         $ 14,307          $ 17,556          $ 16,219          $ 19,919
                                           ========         ========          ========          ========          ========

Ratio of Earnings to Fixed Charges....          3.2x             0.9x              0.9x              0.6x              1.9x
                                           ========         ========          ========          ========          ========


                                                              SALEM COMMUNICATIONS CORPORATION
                                           ------------------------------------------------------------------
                                                                                       PRO FORMA
                                                 SIX MONTHS ENDED           ---------------------------------
                                           ------------------------------      YEAR ENDED      SIX MONTHS ENDED
                                           JUNE 30, 2000    JUNE 30, 2001   DECEMBER 31, 2000   JUNE 30, 2001
                                           -------------    -------------   -----------------   -------------
Pretax income (loss) from
  continuing operations...............        $    408         $ (9,371)         $ 10,485         $(10,376)
Interest expense......................           5,219           12,749            25,259           13,754
Interest portion of rent expense......           1,000            1,233             2,467            1,233
                                              --------         --------          --------         --------
     Earnings.........................        $  6,627         $  4,611          $ 38,211         $  4,611
                                              ========         ========          ========         ========

Interest expense......................        $  5,219         $ 12,749          $ 25,259         $ 13,754
Interest portion of rent expense......           1,000            1,233             2,467            1,233
                                              --------         --------          --------         --------
    Fixed Charges.....................        $  6,219         $ 13,982          $ 27,726         $ 14,987
                                              ========         ========          ========         ========

Ratio of Earnings to Fixed Charges....             1.1x             0.3x              1.4x             0.3x
                                              ========         ========          ========         ========


                                                         SALEM COMMUNICATIONS HOLDING CORPORATION
                                        -----------------------------------------------------------------------------
                                                                                               PRO FORMA
                                                                                  -----------------------------------
                                            YEAR ENDED       SIX MONTHS ENDED        YEAR ENDED       SIX MONTHS ENDED
                                        DECEMBER 31, 2000      JUNE 30, 2001      DECEMBER 31, 2000     JUNE 30, 2001
                                        -----------------      -------------      -----------------     -------------
Pretax income (loss) from
   continuing operations...............       $ 21,910            $ (3,306)            $ 28,125            $ (4,311)
Interest expense.......................         15,572              12,747               23,379              13,752
Interest portion of rent expense.......          2,467               1,233                2,467               1,233
                                              --------            --------             --------            --------
     Earnings..........................       $ 39,949            $ 10,674             $ 53,971            $ 10,674
                                              ========            ========             ========            ========

Interest expense.......................       $ 15,572            $ 12,747             $ 23,379            $ 13,752
Interest portion of rent expense.......          2,467               1,233                2,467               1,233
                                              --------            --------             --------            --------
    Fixed Charges......................       $ 18,039            $ 13,980             $ 25,846            $ 14,985
                                              ========            ========             ========            ========

Ratio of Earnings to Fixed Charges.....            2.2x                0.8x                 2.1x                0.7x
                                              ========            ========             ========            ========
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